Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-75307, No. 333-63128, No. 333-123813, No. 333-134162, No. 333-140848, No. 333-167602 and No. 333-180970 on Form S-8 of our reports dated February 18, 2014, relating to the consolidated financial statements and financial statement schedule of Graco Inc. and Subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Graco Inc. for the year ended December 27, 2013.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 18, 2014

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